As filed with the Securities and Exchange Commission on June 24, 2016

Registration No. 333-188245

Registration No. 333-145349

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-188245

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-145349

UNDER

THE SECURITIES ACT OF 1933

CASCADE MICROTECH, INC.

(Exact Name of Registrant as specified in its charter)

Oregon	93-0856709
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9100 S.W. Gemini Drive

Beaverton, Oregon 97008

(Address including zip code of Principal Executive Offices)

Michael M. Ludwig

Chief Financial Officer

FormFactor, Inc.

7005 Southfront Road

Livermore, California 94551

(925) 290-4000

(Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed public sale: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) filed by Cascade Microtech, Inc., an Oregon corporation (the “Company”), relates to the following Registration Statements on Form S-3 filed by the Company (collectively, the “Registration Statements”) with the U.S. Securities and Exchange Commission (the “Commission”):

•	Registration Statement No. 333-188245, filed with the Commission on April 30, 2013, as amended by Amendment No. 1, filed with the Commission on May 9, 2013; and

•	Registration Statement No. 333-145349, filed with the Commission on August 10, 2007, as amended by Amendment No. 1, filed with the Commission on September 14, 2007.

On June 24, 2016, the Company completed the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of February 3, 2016, by and among the Company, FormFactor, Inc., a Delaware corporation (“FormFactor”), and Cardinal Merger Subsidiary, Inc., an Oregon corporation and wholly owned subsidiary of FormFactor (“Merger Sub”) (the “Merger Agreement”).

In connection with the Merger, the Company has terminated any and all offerings of the Company’s securities pursuant to the Registration Statements. Accordingly, the Company hereby terminates the effectiveness of each Registration Statement and, in accordance with an undertaking made by the Company in Part II of each Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon, on June 24, 2016.

CASCADE MICROTECH, INC.

By:	/s/ Michael M. Ludwig
Name: Michael M. Ludwig
Title: Chief Financial Officer

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.